UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2016

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

303 Wyman Street, Suite 300, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 31, 2016, BG Medicine, Inc. (the “Company”) will file a Form 12b-25 with the Securities and Exchange Commission to report the late filing of its Annual Report on Form 10-K for the year ended December 31, 2015. As part of such filing, the Company will disclose the following information regarding fiscal 2015:

The Company anticipates net loss for the year ended December 31, 2015 of $5.3 million, a $2.8 million or 34% improvement from the $8.1 million net loss reported for the year ended December 31, 2014, on total revenues of $1.6 million for the year ended December 31, 2015, a $1.2 million or 44% reduction from total revenues of $2.8 million in the year ended December 31, 2014. The decrease in revenues primarily resulted from a decrease in product revenues ($1.3 million), principally due to a 55% decline in orders from our largest clinical laboratory customer, which was partially offset by increases in partnership revenues and product fee revenues ($0.1 million).

Operating expenses for the year ended December 31, 2015 declined by $3.5 million or 38% from $9.2 million for the year ended December 31, 2014.

Net cash used in operating activities in the year ended December 31, 2015 decreased $4.5 million, or 55%, to $3.7 million, from $8.2 million in the year ended December 31, 2014.

Item 8.01 Other Events.

Given the significant cost and resource demands of being a public company, on March 25, 2016, the Board of Directors of the Company decided to voluntarily deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and become a non-reporting company. In connection therewith, the Board of Directors approved the filing with the Securities and Exchange Commission of a Form 15 to voluntarily deregister its securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act. The Company expects to file the Form 15 in April 2016. The Company expects that its obligations to file periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be suspended immediately upon the filing of the Form 15 with the SEC, and its proxy statement, Section 16 and other Section 12(g) reporting responsibilities will terminate effective 90 days after the filing of the Form 15. The Company is eligible to deregister its common stock under the Exchange Act because its common stock is held by fewer than 300 stockholders of record. Following deregistration, the Company does not expect to publish periodic financial information or furnish such information to its stockholders except as may be required by applicable laws. As a result of the foregoing factors, deregistration will result in less disclosure about the Company and may negatively affect its ability to raise additional funds, the ability of its stockholders to sell its securities and the liquidity and trading prices of its common stock.

As part of the deregistration process, and in furtherance of the Company’s goal of reducing its expenses, on March 29, 2016, the Company filed a post-effective amendment to its registration statement on Form S-3 (Registration No. 333-204307) to deregister the remaining securities registered on such registration statement. The Company was awaiting the SEC’s effectiveness order with respect to such post-effective amendment prior to filing the Form 10-K. On March 31, 2016, the SEC notified the Company that the post-effective amendment would be declared effective on March 31, 2016. The Company plans to file its Form 10-K on or before April 14, 2016, the fifteenth calendar day following the Form 10-K due date and prior to filing the Form 15.

The foregoing disclosure contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the Company’s anticipated results of operations, the timeframe in which the Company expects to file its Form 10-K and the anticipated deregistration of the Company’s common stock under the Exchange Act, including the timing and effect thereof. There can be no assurance that these forward-looking statements will be achieved, and actual results could differ materially from those suggested by such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: March 31, 2016	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President, Chief Financial Officer and Treasurer